Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 12, 2013 in the Registration Statement (Form S-1) and the related Prospectus of Care.com, Inc. for the registration of shares of its common stock.

                                                                                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
October 15, 2013